Exhibit 99.2
FY09 Q2 Conference Call January 27, 2009

Forward-Looking Statement Page 1 Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Words such as "expects", "believes", "intends", "plans", "projects", "estimates", and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based on currently available information and include, among others, the discussion under "Outlook." These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; the risk that the value of our inventory may decline; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the availability of credit and general market liquidity; fluctuations in currency exchange rates; the financial condition of our customers; the challenges attendant to plant closings and restructurings, including the difficulty of predicting plant closing and relocation costs, the difficulty of commencing or increasing production at existing facilities, and the reactions of customers, governmental units, employees and other groups, the challenges attendant to plant construction; and the ability to realize cost savings from restructuring activities. Other risks and uncertainties are set forth in Item 1A "Risk Factors" of the Company's Form 10-K for the year ended June 30, 2008, and the Form 10-Q for the quarter ended September 30, 2008, which are incorporated by reference and in reports that Molex files or furnishes with the Securities and Exchange Commission. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements. As a result, this release speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

Non-GAAP Financial Measures In Molex Incorporated's ("Molex" or the "Company") conference call on January 27, 2009 regarding the Company's financial results for the fiscal quarter ended December 31, 2008 and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non-GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex's ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure. Page 2

Revenue Trend (US$ in millions) Page 3 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 842 822 872 839 667

Change in Revenue by Industry - December Quarter Page 4 Sequential YOY % of Revenue Automotive -27% -38% 14% Data -18% -19% 23% Telecom -26% -16% 27% Consumer Elect. -11% -11% 21% Industrial -20% -26% 12% Medical -22% -18% 3% TOTAL -21% -21% 100%

Change in Orders by Industry - December Quarter Page 5 Sequential YOY Automotive -39% -47% Data -26% -30% Telecom -30% -38% Consumer Elect. -29% -25% Industrial -24% -35% Medical -20% -21% TOTAL -29% -35%

Page 6 Distribution Channel - YOY drop in Dec quarter revenue POP POS Distribution Channel -0.19 -0.1 N.A. Japan Taiwan Korea Industrial Production -0.16 -0.21 -0.25 -0.4 Industrial Production - YOY drop in period Sept - Nov NOK Delphi IBM HP Ford GM MOT Cisco Arrow Matsushita Distribution Channel 0.151 0.113 0.107 0.1 0.099 0.094 0.092 0.09 0.081 0.073 -27% -35% -20% -15% -30% -35% -54% -10% -10% -30% Top Ten Customers - recent declines in actual or estimated sales Weighted average decline Factors Impacting Orders 27%

Financial Summary - GAAP (US$ in millions, except per-share data) Page 7 December 2008 December 2007 Net Revenue $666.7 $841.6 Gross Margin 26.4% 30.1% SG&A % 21.7% 19.7% Interest Income $0.8 $2.4 Other Income $18.4 $2.1 Pretax Income (Loss) ($82.2) $84.6 Effective Tax Rate 6.1% 30.0% Net Income (Loss) ($87.2) $59.2 % of Sales (13.1%) 7.0% E.P.S. ($0.50) $0.33 Avg. Shares Outstanding 174,636 182,174

GAAP to Non-GAAP Reconciliation Page 8 December Quarter Pretax After-Tax EPS GAAP ($82.2) ($87.2) ($0.50) Restructuring Charge $39.8 $29.7 $0.17 Goodwill Impairment $93.1 $93.1 $0.53 Non-GAAP $50.7 $35.6 $0.20

Balance Sheet and Operating Metrics (US$ in millions) Page 9 Dec 31, 2008 Sept 30, 2008 Cash & Marketable Securities $457.7 $472.2 Accounts Receivable $600.9 $744.1 Receivable Days Outstanding 87 days 77 days Inventory $448.1 $468.2 Inventory Days Outstanding 91 days 79 days Total Debt $301.9 $256.1 Capital Expenditures $51.3 $45.3 Research & Development $41.2 $43.5

Gross Margin Trend Page 10 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 0.301 0.309 0.31 0.297 0.264

SG&A Expense Trend Page 11 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 0.197 0.204 0.196 0.198 0.217 (% of revenue) $165.7 $167.6 $171.1 $166.4 $144.6

Page 12 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 0.063 0.074 0.082 0.054 0.077 Capital Expenditure Trend (% of revenue) $53.3 $61.0 $71.2 $45.3 $51.3

Page 13

Restructuring Plan Update

	FY08	FY09	FY10	FY11	TOTAL
Cost	$68M	$117M	$35M	-	$220M
Savings	$25M	$55M	$90M	$30M	$200M

	H1	H2	FY09
Cost	$62M	$55M	$117M
Savings	$20M	$35M	$55M

molex

Restructuring 17% headcount reduction since Q1 1,200 additional reduction in force in January Announced facility closings since Q1 Two Automotive plants in Europe One Automotive plant in China One plant in Japan Industrial distribution center in Canada Industrial warehouse in U.S. Page 14

Outlook Page 15 March Fiscal Quarter Revenue $500 to $570 Million Cash Flow From Operations $75 to $125 Million Free Cash Flow $25 to $75 Million